Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Republic Companies Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-128961) on Form S-8 of Republic Companies Group, Inc. (the Company) of our report dated March 30, 2006, with respect to the consolidated balance sheets of Republic Companies Group, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2005 and 2004, and the period August 29, 2003 to December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2005, annual report on Form 10-K of the Company.

/s/ KPMG LLP

Dallas, Texas

March 30, 2006

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Republic Companies Group, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-128961) on Form S-8 of Republic Companies Group, Inc. (the Company) of our report dated May 9, 2005, with respect to the combined statements of operations (predecessor basis), net assets and comprehensive loss (predecessor basis), and cash flows (predecessor basis) of Republic Underwriters Insurance Company and Affiliates for the period January 1, 2003 to August 28, 2003, and all related financial statements schedules, which report appears in the December 31, 2005, annual report on Form 10-K of the Company.

/s/ KPMG LLP

Dallas, Texas

March 30, 2006